Exhibit 99.2

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES RECEIVES COURT

APPROVAL TO EXIT BANKRUPTCY

Airline to emerge as stronger, globally focused carrier

EAGAN, Minn. — (May 18, 2007) —Northwest Airlines Corporation (OTC: NWACQ.PK) announced today that it has received final court approval of its Plan of Reorganization, positioning the airline to exit bankruptcy on May 31.

Judge Allan L. Gropper of the U.S. Bankruptcy Court for the Southern District of New York signed the order confirming Northwest’s Plan of Reorganization. On May 9, Northwest announced that 98.4 percent of the dollar amount of claims that voted and 96.9 percent of the airline’s creditors who voted, approved the Northwest plan.

Northwest expects that it will emerge from Chapter 11 once all closing conditions of the Plan have been met and the company’s $750 million new equity rights offering has been funded.

“We are pleased to have completed our restructuring successfully. We are now focused on emerging from Chapter 11 as a strong, publicly traded company, which will provide excellent service to our global customer base,” Doug Steenland, Northwest Airlines president and chief executive officer, said.

“I want to thank our customers and creditors for their understanding and cooperation during the past 20 months as we completed the restructuring process. Most importantly, I want to thank our employees for their hard work and sacrifices that helped Northwest attain its goal of repositioning the airline for long-term success. I am pleased that we plan to share with our employees some $1.6 billion in claims payments and anticipated profit sharing through 2010.”

Steenland continued, “Today’s court approval is the realization of the goals that we set for the airline when we entered bankruptcy protection in September 2005. At that time, we pledged to achieve a competitive cost structure, a more efficient business model and a recapitalized balance sheet. We accomplished those goals, returned the airline to profitability, continued to renew our fleet, while at the same time, providing our customers with reliable service.”

“In recent weeks, in preparation for our emergence from Chapter 11, we announced a new board of directors and applied to trade our newly issued common stock on the New York Stock Exchange under the ticker symbol ‘NWA.’”

Northwest Airlines’ new common stock has been authorized for listing on the New York Stock Exchange (NYSE) under the ticker symbol “NWA.” Trading on the NYSE is expected to commence May 21, on a “when issued” basis (Ticker Symbol: NWA WI). The company anticipates “regular way” trading to commence on May 31, 2007.

Northwest added that upon the effective date of its Plan of Reorganization, the outstanding common stock, currently traded under the ticker symbol NWACQ.PK, and the preferred stock of the company will be cancelled for no consideration, and, therefore, the company’s existing stockholders will no longer have any interest as stockholders in the company by virtue of their ownership of the company’s outstanding stock.

FORWARD-LOOKING STATEMENTS

Certain of the statements made in this news release are forward-looking and are based upon information available to the Company on the date hereof. The Company, through its management, may also from time to time make oral forward-looking statements. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. Any such statement is qualified by reference to the following cautionary statements. The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. The Company also believes that the material risks and uncertainties that could affect us as we emerge from bankruptcy include, among others, that NWA Corp.’s actual financial results may vary significantly from the projections filed with the Bankruptcy Court, that our consolidated financial statements will reflect fresh-start accounting adjustments made upon emergence from bankruptcy, that financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods. Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for 2006, as amended by Form 10-K/A filings dated April 6, 2007 and April 30, 2007.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements deal with the Company’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from the Company’s expectations. All subsequent written or oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the factors described above.

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

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For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.